EXHIBIT A

NATIONAL FUEL EXPLORATION CORP.

INCOME STATEMENT

PERIOD ENDING DECEMBER 31, 2002

(Unaudited)

Operating Revenue:
  Gas Sales                                                            -
  Other Operating Revenue                                    $15,387,838
                                                         ----------------
Operating Revenue                                            $15,387,838
                                                         ----------------

Operating Expenses:
  Purchased Gas Sold                                                   -
  Fuel For Generation                                                  -
  Operation Expenses                                          $7,555,030
  Intercompany Operating Expense                                       -
  Maintenance Expenses                                                 -
  Property, Franchise & Other Taxes                           $1,528,636
  Depreciation, Depletion & Amortization                      $6,562,460
  Impairment of O&G                                                    -
  Federal Income Taxes                                          $236,728
  State Income Taxes                                                   -
  Deferred Inc Tax-Net                                               $26
  Invest Tax Cr Adjust                                                 -
                                                         ----------------
Operating Expenses                                           $15,882,880
                                                         ----------------
Operating Income / (Loss)                                      ($495,042)
                                                         ----------------

Other Income:
  Unremitted earnings of Subsidiaries                                  -
  Dividends from Subsidiaries                                          -
  Intercompany Interest Income                                         -
  Income/(Loss) from Unconsol. Subs.                                   -
  Miscellaneous Income                                                 -
  Investment Tax Credit                                                -
  Other Interest Income                                               $0
  AFUDC                                                                -
  Appliance & Jobbing                                                  -
                                                         ----------------
  Other Income/ (Loss)                                                $0
                                                         ----------------

Income Before Interest Charges                                 ($495,042)
                                                         ----------------

Interest Charges:
  Interest Charges on L/T Debt                                         -
  Intercompany Interest Expense                               $3,765,835
  Other Interest Expenses                                        $80,607
  ABFUDC                                                               -
                                                         ----------------
  Interest Charges                                            $3,846,443
                                                         ----------------

Minority Interest in Foreign Subs                                      -

Income Before Cumulative Effect                              ($4,341,484)
                                                         ----------------

Cumulative Effect of Change in Accounting                       ($59,000)

Net Income / (Loss)                                          ($4,400,484)
                                                         ================

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2002 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarter ended December 31, 2002.